Canary Staked TRX ETF S-1/A

Exhibit 10.8.1

CUSTODY AGREEMENT

THIS AGREEMENT is made and entered into as of the last date written on the signature page below, by and between CANARY CAPITAL GROUP LLC (the “Sponsor”) on behalf of each trust listed on Exhibit C to this Agreement (as amended from time to time) (each a “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

WHEREAS, each Trust is operated as a commodity pool under the Commodity Exchange Act (“CEA”) and is registered with the U.S. Securities and Exchange Commission (“SEC”) by means of a registration statement on Form S-1 or Form S-3, as applicable (each a “Registration Statement”) under the Securities Act of 1933, as amended (“1933 Act”); and

WHEREAS, each Trust desires to retain the Custodian to act as custodian of its assets, and to provide related services as provided herein, and the Custodian is willing to accept the obligations and duties related to that role; and

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Whenever used in this Agreement, the following words and phrases shall have the meanings set forth below unless the context otherwise requires:

1.01               “Authorized Person” means any Officer or person who has been designated as such by written notice and named and delivered to the Custodian by each Trust, or if each Trust has notified the Custodian in writing that it has an authorized investment manager or other agent, delivered to the Custodian by each Trust or other agent of each Trust. Such Officer or person shall continue to be an Authorized Person until such time as the Custodian receives Written Instructions from each Trust or other agent of each Trust that any such person is no longer an Authorized Person.

1.02               “Book-Entry System” shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

1.03               “Business Day” shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc. and any other day for which each Trust computes the net asset value of Shares.

1.04               “CFTC” shall mean the Commodity Futures Trading Commission.

1.05               “Foreign Securities” means any of each Trust’s investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect each Trust’s transactions in such investments.

1.06               “Trust Custody Account” shall mean any of the accounts in the name of each Trust, which is provided for in Section 3.2 below.

1.07               “IRS” shall mean the Internal Revenue Service.

1.08               “FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

1.09               “NFA” shall mean the National Futures Association.

1.10               “Officer” shall mean the Principal Executive Officer, the President, any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Principal Financial Officer, the Treasurer, or any Assistant Treasurer of each Trust.

1.11               “Securities” shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers’ acceptances, mortgage-backed securities or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian or its agents have the facilities to clear and service.

1.12               “Securities Depository” shall mean The Depository Trust Company and any other clearing agency registered with the SEC under Section 17A of the Securities Exchange Act of 1934, as amended (the “1934 Act”), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

1.13               “Shares” shall mean, with respect to a Trust, the units of beneficial interest issued by each Trust on account of each Trust.

1.14               “Sub-Custodian” shall mean a bank or other financial institution (other than a Securities Depository) having a contract with the Custodian, which the Custodian has determined will provide reasonable care of assets of each Trust based on the standards specified in Section 3.03 below. Such contract shall be in writing and shall include provisions that provide: (i) for indemnification or insurance arrangements (or any combination of the foregoing) such that each Trust will be adequately protected against the risk of loss of assets held in accordance with such contract; (ii) that the Foreign Securities will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Sub-Custodian or its creditors except a claim of payment for their safe custody or administration, in the case of cash deposits, liens or rights in favor of creditors of the Sub-Custodian arising under bankruptcy, insolvency, or similar laws; (iii) that beneficial ownership for the Foreign Securities will be freely transferable without the payment of money or value other than for safe custody or administration; (iv) that adequate records will be maintained identifying the assets as belonging to each Trust or as being held by a third party for the benefit of each Trust; (v) that each Trust’s independent public accountants will be given access to those records or confirmation of the contents of those records; and (vi) that each Trust will receive periodic reports with respect to the safekeeping of each Trust’s assets, including, but not limited to, notification of any transfer to or from a Trust’s account or a third party account containing assets held for the benefit of each Trust. Such contract may contain, in lieu of any or all of the provisions specified in (i)-(vi) above, such other provisions that the Custodian determines will provide, in their entirety, the same or a greater level of care and protection for Trust assets as the specified provisions.

1.15               “Written Instructions” shall mean (i) written communications actually received by the Custodian and signed by an Authorized Person, (ii) communications by facsimile or Internet electronic e-mail or any other such system from one or more persons reasonably believed by the Custodian to be an Authorized Person.

ARTICLE II.

APPOINTMENT OF CUSTODIAN

2.01               Appointment. Each Trust hereby appoints the Custodian as custodian of all Securities and cash owned by or in the possession of each Trust at any time during the period of this Agreement, on the terms and conditions set forth in this Agreement, and the Custodian hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement. The services and duties of the Custodian shall be confined to those matters expressly set forth herein, and no implied duties are assumed by or may be asserted against the Custodian hereunder.

2.02               Documents to be Furnished. The following documents, including any amendments thereto, will be provided contemporaneously with the execution of the Agreement to the Custodian by each Trust:

(a)	A copy of each Trust’s declaration of trust, certified by the Secretary;

(b)	A copy of each Trust’s bylaws, certified by the Secretary;

(c)	A copy of the current prospectuses of each Trusts (the “Prospectus”);

(d)	A certification of the President and the Secretary of each Trust setting forth the names and signatures of the current Officers of each Trust and other Authorized Persons; and

2.03               Notice of Appointment of Transfer Agent. Each Trust agrees to notify the Custodian in writing of the appointment, termination or change in appointment of any transfer agent of each Trust.

ARTICLE III.

CUSTODY OF CASH AND SECURITIES

3.01               Segregation. All Securities and non-cash property held by the Custodian for the account of a Trust (other than Securities maintained in a Securities Depository or Book-Entry System) shall be physically segregated from other Securities and non-cash property in the possession of the Custodian (including the Securities and non-cash property of the other series of each Trust, if applicable) and shall be identified as subject to this Agreement.

3.02               Trust Custody Accounts. As to each Trust, the Custodian shall open and maintain in its trust department a custody account in the name of each Trust coupled with the name of each Trust, subject only to draft or order of the Custodian, in which the Custodian shall enter and carry all Securities, cash and other assets of such Trust which are delivered to it.

3.03               Appointment of Agents.

(a)	In its discretion, the Custodian may appoint one or more Sub-Custodians to establish and maintain arrangements with (i) any Securities Depository or (ii) Sub-Custodian or member of a Sub-Custodian’s network to hold Securities and cash of each Trust and to carry out such other provisions of this Agreement as it may determine; provided, however, that the appointment of any such agents and maintenance of any Securities and cash of each Trust shall be at the Custodian’s expense and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement. The Custodian shall be liable for the actions of any Sub-Custodians (regardless of whether assets are maintained in the custody of a Sub-Custodian or a member of its network) appointed by it as if such actions had been done by the Custodian.

(b)	If, after the initial appointment of Sub-Custodians by each Trust, on behalf of its series, in connection with this Agreement, the Custodian wishes to appoint other Sub-Custodians to hold property of each Trust, it will so notify each Trust and make the necessary determinations as to any such new Sub-Custodian’s eligibility as a custodian under applicable rules and regulations.

(c)	In performing its delegated responsibilities as foreign custody manager to place or maintain each Trust’s assets with a Sub-Custodian, the Custodian will determine that each Trust’s assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which each Trust’s assets will be held by that Sub-Custodian, after considering all factors relevant to safekeeping of such assets.

(d)	At the end of each calendar quarter, the Custodian shall provide written reports notifying each Trust of the withdrawal or placement of the Securities and cash of each Trust with a Sub-Custodian and of any material changes in each Trust’s arrangements. Such reports shall include an analysis of the custody risks associated with maintaining assets with any Securities Depository.

(e)	With respect to its responsibilities under this Section 3.03, the Custodian hereby warrants to each Trust that it agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of property of each Trust. The Custodian further warrants that each Trust’s assets will be subject to reasonable care if maintained with a Sub-Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation: (i) the Sub-Custodian’s practices, procedures, and internal controls for certificated securities (if applicable), its method of keeping custodial records, and its security and data protection practices; (ii) whether the Sub-Custodian has the requisite financial strength to provide reasonable care for Trust assets; (iii) the Sub-Custodian’s general reputation and standing and, in the case of a Securities Depository, the Securities Depository’s operating history and number of participants; and (iv) whether each Trust will have jurisdiction over and be able to enforce judgments against the Sub-Custodian, such as by virtue of the existence of any offices of the Sub-Custodian in the United States or the Sub-Custodian’s consent to service of process in the United States.

(f)	The Custodian shall establish a system or ensure that its Sub-Custodian has established a system to monitor on a continuing basis (i) the appropriateness of maintaining each Trust’s assets with a Sub-Custodian who is a member of a Sub-Custodian’s network; (ii) the performance of the contract governing each Trust’s arrangements with such Sub-Custodian or members of a Sub-Custodian’s network; and (iii) the custody risks of maintaining assets with a Securities Depository. The Custodian must promptly notify each Trust of any material change in these risks.

(g)	The Custodian shall use commercially reasonable efforts to collect all income and other payments with respect to Foreign Securities to which each Trust shall be entitled and shall credit such income, as collected, to each Trust. In the event that extraordinary measures are required to collect such income, each Trust and Custodian shall consult as to the measures and as to the compensation and expenses of the Custodian relating to such measures.

3.04               Delivery of Assets to Custodian. Each Trust shall deliver, or cause to be delivered, to the Custodian all Trust Securities, cash and other investment assets, including (i) all payments of income, payments of principal and capital distributions received by a Trust with respect to such Securities, cash or other assets owned by a Trust at any time during the period of this Agreement, and (ii) all cash received by a Trust for the issuance of Shares. The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

3.05               Securities Depositories and Book-Entry Systems. The Custodian may deposit and/or maintain Securities of a Trust in a Securities Depository or in a Book-Entry System, subject to the following provisions:

(a)	The Custodian, on an on-going basis, shall deposit in a Securities Depository or Book-Entry System all Securities eligible for deposit therein and shall make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities.

(b)	Securities of each Trusts kept in a Book-Entry System or Securities Depository shall be kept in an account (“Depository Account”) of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

(c)	The records of the Custodian with respect to Securities of each Trusts maintained in a Book-Entry System or Securities Depository shall, by book-entry, identify such Securities as belonging to each Trusts.

(d)	If Securities purchased by a Trust are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of each Trust. If Securities sold by a Trust are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of each Trust.

(e)	The Custodian shall provide each Trust with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of each Trusts are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

(f)	Notwithstanding anything to the contrary in this Agreement, the Custodian shall be liable to each Trust for any loss or damage to each Trust resulting from (i) the use of a Book-Entry System or Securities Depository by reason of any gross negligence or willful misconduct on the part of the Custodian or any Sub-Custodian, or (ii) failure of the Custodian or any Sub-Custodian to enforce effectively such rights as it may have against a Book-Entry System or Securities Depository. At its election, each Trust shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to each Trust arising from the use of such Book-Entry System or Securities Depository, if and to the extent that each Trust has not been made whole for any such loss or damage.

(g)	With respect to its responsibilities under this Section 3.05, the Custodian hereby warrants to each Trust that it agrees to (i) exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain such assets, (ii) provide, promptly upon request by each Trust, such reports as are available concerning the Custodian’s internal accounting controls and financial strength, and (iii) require any Sub-Custodian to exercise due care in accordance with reasonable commercial standards in discharging its duty as a securities intermediary to obtain and thereafter maintain assets corresponding to the security entitlements of its entitlement holders.

3.06               Disbursement of Moneys from Trust Custody Account. Upon receipt of Written Instructions, the Custodian shall disburse moneys from a Trust Custody Account but only in the following cases:

(a)	For the purchase of Securities for a Trust but only in accordance with Section 4.01 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any Sub-Custodian) of such Securities registered as provided in Section 3.09 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.05 above; (ii) in the case of options on Securities, against delivery to the Custodian (or any Sub-Custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or any Sub-Custodian) of evidence of title thereto in favor of each Trust or any nominee referred to in Section 3.09 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between each Trust and a bank which is a member of the Federal Reserve System or between each Trust and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian’s account at a Book-Entry System or Securities Depository with such Securities;

(b)	In connection with the conversion, exchange or surrender, as set forth in Section 3.07(f) below, of Securities owned by each Trust;

(c)	For the payment of any dividends or capital gain distributions declared by each Trust;

(d)	In payment of the redemption price of Shares as provided in Section 5.01 below;

(e)	For the payment of any expense or liability incurred by each Trust, including, but not limited to, the following payments for the account of each Trust: interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian and legal fees; and other operating expenses of each Trust; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

(f)	For transfer in accordance with the provisions of any agreement among each Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by each Trust;

(g)	For transfer in accordance with the provisions of any agreement among each Trust, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the CFTC and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by each Trust;

(h)	For each Trusting of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

(i)	For any other proper purpose, but only upon receipt of Written Instructions, specifying the amount and purpose of such payment, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom such payment is to be made.

3.07               Delivery of Securities from Trust Custody Account. Upon receipt of Written Instructions, the Custodian shall release and deliver, or cause the Sub-Custodian to release and deliver, Securities from a Trust Custody Account but only in the following cases:

(a)	Upon the sale of Securities for the account of each Trust but only against receipt of payment therefor in cash, by certified or cashiers check or bank credit;

(b)	In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of Section 3.05 above;

(c)	To an offeror’s depository agent in connection with tender or other similar offers for Securities of each Trust; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(d)	To the issuer thereof or its agent (i) for transfer into the name of each Trust, the Custodian or any Sub-Custodian, or any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

(e)	To the broker selling the Securities, for examination in accordance with the “street delivery” custom;

(f)	For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(g)	Upon receipt of payment therefor pursuant to any repurchase or reverse repurchase agreement entered into by each Trust;

(h)	In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

(i)	For delivery in connection with any loans of Securities of each Trust, but only against receipt of such collateral as each Trust shall have specified to the Custodian in Written Instructions;

(j)	For delivery as security in connection with any borrowings by each Trust requiring a pledge of assets by each Trust, but only against receipt by the Custodian of the amounts borrowed;

(k)	Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of each Trust;

(l)	For delivery in accordance with the provisions of any agreement among each Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA, relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by each Trust;

(m)	For delivery in accordance with the provisions of any agreement among each Trust, the Custodian and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the CFTC and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by each Trust;

(n)	For any other proper corporate purpose, but only upon receipt of Written Instructions, specifying the Securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such Securities shall be made; or

(o)	To brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own gross negligence or willful misconduct.

3.08               Actions Not Requiring Written Instructions. Unless otherwise instructed by each Trust, the Custodian shall with respect to all Securities held for each Trusts:

(a)	Subject to Section 9.04 below, collect on a timely basis all income and other payments to which a Trust is entitled either by law or pursuant to custom in the securities business;

(b)	Present for payment and, subject to Section 9.04 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

(c)	Endorse for collection, in the name of a Trust, checks, drafts and other negotiable instruments;

(d)	Surrender interim receipts or Securities in temporary form for Securities in definitive form;

(e)	Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the IRS and each Trust at such time, in such manner and containing such information as is prescribed by the IRS;

(f)	Hold for a Trust, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar Securities issued with respect to Securities of each Trust; and

(g)	In general, and except as otherwise directed in Written Instructions, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with Securities and other assets of a Trust.

(h)	Important information related to ADR’s and Preferential Tax Treatment: With respect to any ADRs you may purchase and own and which the Custodian custodies on your behalf, you understand that the holding of American Depository Receipts (“ADRs”) may require the disclosure of your beneficial ownership information (Name, Address, TIN/SSN, Share amount) by the Custodian to vendors, sub-custodians, or local tax authorities in foreign jurisdictions to avoid tax penalties and obtain for you the most preferential tax treatment. You acknowledge and consent to any and all disclosures or releases of beneficial information, described above, by the Custodian to any third parties relating to ADRs and release, hold harmless, and indemnify the Custodian from any liability for doing so.

3.09               Registration and Transfer of Securities. All Securities held for each Trusts that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System if eligible therefor. All other Securities held for each Trusts may be registered in the name of a Trust, the Custodian, a Sub-Custodian or any nominee thereof, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof. The records of the Custodian with respect to foreign securities of a Trust that are maintained with a Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers shall identify those securities as belonging to each Trust. Each Trust shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees referred to above or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of each Trust.

3.10               Records.

(a)	The Custodian shall maintain complete and accurate records with respect to Securities, cash or other property held for each Trusts, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession, (C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefor and substitutions of such collateral), (D) dividends and interest received, and (E) dividends receivable and interest receivable; (iii) canceled checks and bank records related thereto; and (iv) all records relating to its activities and obligations under this Agreement. The Custodian shall keep such other books and records of each Trust as each Trust shall reasonably request and as shall reasonably assist each Trust in satisfying relevant rules and regulations of the CFTC, NFA, the 1934 Act or the 1933 Act.

(b)	All such books and records maintained by the Custodian shall (i) be maintained in a form reasonably acceptable to each Trust for compliance with the rules and regulations of the CFTC, NFA and SEC, and (ii) be the property of each Trust and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of each Trust and employees or agents of the CFTC, NFA or the SEC, as required by law or as instructed by each Trust.

3.11               Trust Reports by Custodian. The Custodian shall furnish each Trust with a daily activity statement and a summary of all transfers to or from each Trust Custody Account on the day following such transfers. At least monthly, the Custodian shall furnish each Trust with a detailed statement of the Securities and moneys held by the Custodian and the Sub-Custodians for each Trust under this Agreement.

3.12               Other Reports by Custodian. As each Trust may reasonably request from time to time, the Custodian shall provide each Trust with reports on the internal accounting controls and procedures for safeguarding Securities which are employed by the Custodian or any Sub-Custodian.

3.13               Proxies and Other Materials. The Custodian shall cause all proxies relating to Securities which are not registered in the name of a Trust to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to each Trust such proxies, all proxy soliciting materials and all notices relating to such Securities. With respect to the foreign Securities, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Trust acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of each Trust to exercise shareholder rights.

3.14               Information on Corporate Actions. The Custodian shall promptly deliver to each Trust all information received by the Custodian and pertaining to Securities being held by each Trust with respect to optional tender or exchange offers, calls for redemption or purchase, or expiration of rights. If each Trust desires to take action with respect to any tender offer, exchange offer or other similar transaction, each Trust shall notify the Custodian at least three Business Days prior to the date on which the Custodian is to take such action. Each Trust will provide or cause to be provided to the Custodian all relevant information for any Security which has unique put/option provisions at least three Business Days prior to the beginning date of the tender period.

ARTICLE IV.

PURCHASE AND SALE OF INVESTMENTS OF EACH TRUST

4.01               Purchase of Securities. Promptly upon each purchase of Securities for a Trust, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (iii) the date of purchase and settlement, (iv) the purchase price per unit, (v) the total amount payable upon such purchase, and (vi) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by a Trust pay out of the moneys held for the account of each Trust the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for a Trust, if in each Trust Custody Account there is insufficient cash available to each Trust for which such purchase was made.

4.02               Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for the purchase of Securities for a Trust is made by the Custodian in advance of receipt of the Securities purchased and in the absence of specified Written Instructions to so pay in advance, the Custodian shall be liable to each Trust for such payment.

4.03               Sale of Securities. Promptly upon each sale of Securities by a Trust, Written Instructions shall be delivered to the Custodian, specifying (i) the name of the issuer or writer of such Securities, and the title or other description thereof, (ii) the number of shares, principal amount (and accrued interest, if any), or other units sold, (iii) the date of sale and settlement, (iv) the sale price per unit, (v) the total amount payable upon such sale, and (vi) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to a Trust as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

4.04               Delivery of Securities Sold. Notwithstanding Section 4.03 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefor. In any such case, each Trust shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any for the foregoing.

4.05               Payment for Securities Sold. In its sole discretion and from time to time, the Custodian may credit each Trust Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of each Trust, and (iii) income from cash, Securities or other assets of each Trust. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit each Trust to use Trusts so credited to each Trust Custody Account in anticipation of actual receipt of final payment. Any such Trusts shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which Trusts were credited to each Trust Custody Account.

4.06                 Advances by Custodian for Settlement. The Custodian may, in its sole discretion and from time to time, advance Trusts to each Trust to facilitate the settlement of a Trust’s transactions in each Trust Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.

ARTICLE V.

SALE AND REDEMPTION OF TRUST SHARES

5.01               Transfer of Trust Assets. From such Trusts or other property as may be available for the purpose in the relevant Trust Custody Account, the Custodian shall, upon receipt of Written Instructions specifying that each Trusts or securities are required to redeem one or more creation units of each Trust, deliver each Trusts or securities specified in such Written Instructions for payment to or through such bank or broker-dealer as the Written Instructions may designate. Each Trust’s transfer agent, as known to the Custodian in pursuant to Section 2.03, shall be an Authorized Person for purposes of this Section 5.01.

5.02               No Duty Regarding Paying Banks. Once the Custodian has wired amounts to a bank or broker-dealer pursuant to Section 5.01 above, the Custodian shall not be under any obligation to effect any further payment or distribution by such bank or broker-dealer.

ARTICLE VI.

SEGREGATED ACCOUNTS

Upon receipt of Written Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of a Trust, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account:

(a)	in accordance with the provisions of any agreement among each Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by each Trust;

(b)	for purposes of segregating cash or Securities in connection with securities options purchased or written by each Trust or in connection with financial futures contracts (or options thereon) purchased or sold by each Trust;

(c)	which constitute collateral for loans of Securities made by each Trust;

(d)	for other proper corporate purposes, but only upon receipt of Written Instructions, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

Each segregated account established under this Article VI shall be established and maintained for each Trust only. All Written Instructions relating to a segregated account shall specify each Trust.

ARTICLE VII.

COMPENSATION OF CUSTODIAN

7.01               Compensation. The Custodian shall be compensated for providing the services set forth in this Agreement in accordance with the fee schedule set forth on Exhibit A hereto (as amended from time to time). The Custodian shall also be compensated for such out-of-pocket expenses (e.g., telecommunication charges, postage and delivery charges, and reproduction charges) as are reasonably incurred by the Custodian in performing its duties hereunder. Each Trust shall pay all such fees and reimbursable expenses within 30 calendar days following receipt of the billing notice, except for any fee or expense subject to a good faith dispute. Each Trust shall notify the Custodian in writing within 30 calendar days following receipt of each invoice if each Trust is disputing any amounts in good faith. Each Trust shall pay such disputed amounts within 10 calendar days of the day on which the parties agree to the amount to be paid. With the exception of any fee or expense each Trust is disputing in good faith as set forth above, unpaid invoices shall accrue a finance charge of 1½% per month after the due date. Notwithstanding anything to the contrary, amounts owed by each Trust to the Custodian shall only be paid out of the assets and property of the particular Trust involved.

7.02               Overdrafts. Each Trust is responsible for maintaining an appropriate level of short term cash investments to accommodate cash outflows. Each Trust may obtain a formal line of credit for potential overdrafts of its custody account. In the event of an overdraft or in the event the line of credit is insufficient to cover an overdraft, the overdraft amount or the overdraft amount that exceeds the line of credit will be charged in accordance with the fee schedule set forth on Exhibit A hereto (as amended from time to time)

ARTICLE VIII.

REPRESENTATIONS AND WARRANTIES

8.01               Representations and Warranties of each Trust. Each Trust hereby represents and warrants to the Custodian, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)	This Agreement has been duly authorized, executed and delivered by Sponsor on behalf of each Trust in accordance with all requisite action and constitutes a valid and legally binding obligation of each Trust, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(c)	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

8.02               Representations and Warranties of the Custodian. The Custodian hereby represents and warrants to each Trust, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(a)	It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement and to perform its obligations hereunder;

(b)	This Agreement has been duly authorized, executed and delivered by the Custodian in accordance with all requisite action and constitutes a valid and legally binding obligation of the Custodian, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties; and

(c)	It is conducting its business in compliance in all material respects with all applicable laws and regulations, both state and federal, and has obtained all regulatory approvals necessary to carry on its business as now conducted; there is no statute, rule, regulation, order or judgment binding on it and no provision of its charter, bylaws or any contract binding it or affecting its property which would prohibit its execution or performance of this Agreement.

ARTICLE IX.

CONCERNING THE CUSTODIAN

9.01               Standard of Care. The Custodian shall exercise commercially reasonable efforts of care in the performance of its duties under this Agreement. The Custodian shall not be liable for any error of judgment or mistake of law or for any loss suffered by each Trust in connection with its duties under this Agreement, except a loss arising out of or relating to the Custodian’s (or a Sub-Custodian’s) refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement) or from its (or a Sub-Custodian’s) bad faith, gross negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall promptly notify each Trust of any action taken or omitted by the Custodian pursuant to advice of counsel.

9.02               Actual Collection Required. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to a Trust or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

9.03               No Responsibility for Title, etc. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

9.04               Limitation on Duty to Collect. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for each Trust if such Securities are in default or payment is not made after due demand or presentation.

9.05               Reliance Upon Documents and Instructions. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Written Instructions actually received by it pursuant to this Agreement.

9.06               Cooperation. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by each Trust to keep the books of account of each Trusts and/or compute the value of the assets of each Trusts. The Custodian shall take all such reasonable actions as each Trust may from time to time request to enable each Trust to obtain, from year to year, favorable opinions from each Trust’s independent accountants with respect to the Custodian’s activities hereunder in connection with (i) the preparation of each Trust’s annual reports and any other reports required by the CFTC, NFA and SEC, and (ii) the fulfillment by each Trust of any other requirements of the CFTC, NFA and SEC.

ARTICLE X.

INDEMNIFICATION

10.01             Indemnification by Trust. Each Trust shall indemnify and hold harmless the Custodian, any Sub-Custodian and any nominee thereof (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against any and all claims, demands, losses, expenses and liabilities of any and every nature (including reasonable attorneys’ fees) that an Indemnified Party may sustain or incur or that may be asserted against an Indemnified Party by any person arising directly or indirectly (i) from the fact that Securities are registered in the name of any such nominee, (ii) from any action taken or omitted to be taken by the Custodian or such Sub-Custodian (a) at the request or direction of or in reliance on the advice of each Trust, or (b) upon Written Instructions, or (iii) from the performance of its obligations under this Agreement or any sub-custody agreement, provided that neither the Custodian nor any such Sub-Custodian shall be indemnified and held harmless from and against any such claim, demand, loss, expense or liability arising out of or relating to its refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, gross negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of each Trust, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the terms “Custodian” and “Sub-Custodian” shall include their respective directors, officers and employees.

10.02             Indemnification by Custodian. The Custodian shall indemnify and hold harmless each Trust from and against any and all claims, demands, losses, expenses, and liabilities of any and every nature (including reasonable attorneys’ fees) that each Trust may sustain or incur or that may be asserted against each Trust by any person arising directly or indirectly out of any action taken or omitted to be taken by an Indemnified Party as a result of the Indemnified Party’s refusal or failure to comply with the terms of this Agreement (or any sub-custody agreement), or from its bad faith, gross negligence or willful misconduct in the performance of its duties under this Agreement (or any sub-custody agreement). This indemnity shall be a continuing obligation of the Custodian, its successors and assigns, notwithstanding the termination of this Agreement. As used in this paragraph, the term “Trust” shall include each Trust’s officers and employees.

10.03             Security. If the Custodian advances cash or Securities to a Trust for any purpose, either at each Trust’s request or as otherwise contemplated in this Agreement, or in the event that the Custodian or its nominee incurs, in connection with its performance under this Agreement, any claim, demand, loss, expense or liability (including reasonable attorneys’ fees) (except such as may arise from its or its nominee’s bad faith, gross negligence or willful misconduct), then, in any such event, any property at any time held for the account of a Trust shall be security therefor, and should a Trust fail promptly to repay or indemnify the Custodian, the Custodian shall be entitled to utilize available cash of such Trust and to dispose of other assets of such Trust to the extent necessary to obtain reimbursement or indemnification.

10.04             Miscellaneous.

(a)	Neither party to this Agreement shall be liable to another party for consequential, special or punitive damages under any provision of this Agreement.

(b)	The indemnity provisions of this Article shall indefinitely survive the termination and/or assignment of this Agreement.

(c)	In order that the indemnification provisions contained in this Article X shall apply, it is understood that if in any case the indemnitor may be asked to indemnify or hold the indemnitee harmless, the indemnitor shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the indemnitee will use all reasonable care to notify the indemnitor promptly concerning any situation that presents or appears likely to present the probability of a claim for indemnification. The indemnitor shall have the option to defend the indemnitee against any claim that may be the subject of this indemnification. In the event that the indemnitor so elects, it will so notify the indemnitee and thereupon the indemnitor shall take over complete defense of the claim, and the indemnitee shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Article X. The indemnitee shall in no case confess any claim or make any compromise in any case in which the indemnitor will be asked to indemnify the indemnitee except with the indemnitor’s prior written consent.

ARTICLE XI.

FORCE MAJEURE

Neither the Custodian nor each Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; acts of terrorism; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that in the event of a failure or delay, the Custodian (i) shall not discriminate against a Trust in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement, and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.

ARTICLE XII.

PROPRIETARY AND CONFIDENTIAL INFORMATION

12.01             The Custodian agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of each Trust, all records and other information relative to each Trust and prior, present, or potential shareholders of each Trusts (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except (i) after prior notification to and approval in writing by each Trust, which approval shall not be unreasonably withheld and may not be withheld where the Custodian may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities although the Custodian will promptly report such disclosure to each Trust if disclosure is permitted by applicable law and regulation, or (iii) when so requested by each Trust. Records and other information which have become known to the public through no wrongful act of the Custodian or any of its employees, agents or representatives, and information that was already in the possession of the Custodian prior to receipt thereof from each Trust or its agent, shall not be subject to this paragraph.

12.02             Further, the Custodian will adhere to the privacy policies adopted by each Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time. In this regard, the Custodian shall have in place and maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of, records and information relating to each Trust and its shareholders.

12.03             Each Trust agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Custodian, all non-public information relative to the Custodian (including, without limitation, information regarding the Custodian’s pricing, products, services, customers, suppliers, financial statements, processes, know-how, trade secrets, market opportunities, past, present or future research, development or business plans, affairs, operations, systems, computer software in source code and object code form, documentation, techniques, procedures, designs, drawings, specifications, schematics, processes and/or intellectual property), and not to use such information for any purpose other than in connection with the services provided under this Agreement, except (i) after prior notification to and approval in writing by the Custodian, which approval shall not be unreasonably withheld and may not be withheld where each Trust may be exposed to civil or criminal contempt proceedings for failure to comply, (ii) when requested to divulge such information by duly constituted authorities, or (iii) when so requested by the Custodian. Information which has become known to the public through no wrongful act of each Trust or any of its employees, agents or representatives, and information that was already in the possession of each Trust prior to receipt thereof from the Custodian, shall not be subject to this paragraph.

12.04             Notwithstanding anything herein to the contrary, (i) each Trust shall be permitted to disclose the identity of the Custodian as a service provider, redacted copies of this Agreement, and such other information as may be required in each Trust’s registration or offering documents, or as may otherwise be required by applicable law, rule, or regulation, and (ii) the Custodian shall be permitted to include the name of each Trust in lists of representative clients in due diligence questionnaires, RFP responses, presentations, and other marketing and promotional purposes.

ARTICLE XIII.

EFFECTIVE PERIOD; TERMINATION

13.01             Effective Period. This Agreement shall become effective as of the date first written above and will continue in effect for a period of three (3) years.

13.02             Termination.

(a)	Following the initial term, this Agreement shall automatically renew for successive one (1) year terms unless either party provides written notice at least 90 days prior to the end of the then current term that it will not be renewing the Agreement.

(b)	Subject to Section 13.03, this Agreement may be terminated by either party (in whole or with respect to one or more Trusts) upon giving 90 days’ prior written notice to the other party or such shorter notice period as is mutually agreed upon by the parties.

(c)	The Custodian may terminate this Agreement immediately (in whole or with respect to one or more Trusts) if the continued service of such Trusts or each Trust would cause the Custodian or any of its affiliates to be in violation of any applicable law, rule, regulation, or order of any governmental, regulatory or judicial authority of competent jurisdiction, provided that in such event the Custodian shall, to the extent it is legally permitted and able to do so, provide reasonable assistance to transition such Trusts or each Trust to a successor service provider.

(d)	This Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party.

(e)	Each Trust may, at any time, immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

13.01             Early Termination. In the absence of any material breach of this agreement, should each Trust elect to terminate this Agreement (in whole or with respect to one or more Trusts) prior to the end of the then current term, each Trust agrees to pay the following fees:

a) All monthly fees through the life of the Agreement, including the repayment of any negotiated discounts (provided that no such fees shall be paid with respect to any Trust following the liquidation of such Trust);

b) All miscellaneous fees associated with converting services to a successor service provider;

c) All fees associated with any record retention and/or tax reporting obligations that may not be eliminated due to the conversion to a successor service provider;

d) All miscellaneous costs associated with a) through c) above.

13.02             Appointment of Successor Custodian. If a successor custodian shall have been appointed by each Trust, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (i) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by each Trust and held by the Custodian as custodian, and (ii) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of each Trust at the successor custodian, provided that each Trust shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. In addition, the Custodian shall, at the expense of each Trust, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by the Custodian under this Agreement in a form reasonably acceptable to each Trust (if such form differs from the form in which the Custodian has maintained the same, each Trust shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from the Custodian’s personnel in the establishment of books, records, and other data by such successor. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement.

13.03             Failure to Appoint Successor Custodian. If a successor custodian is not designated by each Trust on or before the date of termination of this Agreement, then the Custodian shall have the right to deliver to a bank or trust company of its own selection cash and other property held by Custodian under this Agreement and to transfer to an account of or for each Trust at such bank or trust company all Securities of each Trusts held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement. In addition, under these circumstances, all books, records and other data of each Trust shall be returned to each Trust.

ARTICLE XIV.

CLASS ACTIONS

The Custodian shall use its best efforts to identify and file claims for each Trust(s) involving any class action litigation that impacts any security each Trust(s) may have held during the class period. Each Trust agrees that the Custodian may file such claims on its behalf and understands that it may be waiving and/or releasing certain rights to make claims or otherwise pursue class action defendants who settle their claims. Further, each Trust acknowledges that there is no guarantee these claims will result in any payment or partial payment of potential class action proceeds and that the timing of such payment, if any, is uncertain.

However, each Trust may instruct the Custodian to distribute class action notices and other relevant documentation to each Trust(s) or its designee and, if it so elects, will relieve the Custodian from any and all liability and responsibility for filing class action claims on behalf of each Trust(s).

In the event each Trust(s) are closed, the Custodian shall only file the class action claims upon written instructions by an authorized representative of the closed Trust(s). Any expenses associated with such filing will be assessed against the proceeds received of any class action settlement.

ARTICLE XV.

MISCELLANEOUS

15.01             Compliance with Laws. Each Trust has and retains primary responsibility for all compliance matters relating to each Trust, including but not limited to compliance with the 1933 Act, the CEA, the Internal Revenue Code of 1986, the Sarbanes-Oxley Act of 2002, the USA Patriot Act of 2001 and the policies and limitations of each Trust relating to its portfolio investments as set forth in its Prospectus and statement of additional information. The Custodian’s services hereunder shall not relieve each Trust of its responsibilities for assuring such compliance.

15.02             Amendment. This Agreement may not be amended or modified in any manner except by written agreement executed by the Custodian and each Trust.

15.03             Assignment. This Agreement shall extend to and be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by each Trust without the written consent of the Custodian, or by the Custodian without the written consent of each Trust.

15.04             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without regard to conflicts of law principles. To the extent that the applicable laws of the State of Minnesota, or any of the provisions herein, conflict with the applicable provisions of the CEA or 1933 Act, the latter shall control, and nothing herein shall be construed in a manner inconsistent with the CEA, 1933 Act or any rule or order of the CFTC, NFA or SEC thereunder.

15.05             No Agency Relationship. Nothing herein contained shall be deemed to authorize or empower either party to act as agent for the other party to this Agreement, or to conduct business in the name, or for the account, of the other party to this Agreement.

15.06            Services Not Exclusive. Nothing in this Agreement shall limit or restrict the Custodian from providing services to other parties that are similar or identical to some or all of the services provided hereunder.

15.07             Invalidity. Any provision of this Agreement which may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. In such case, the parties shall in good faith modify or substitute such provision consistent with the original intent of the parties.

15.08             Notices. Any notice required or permitted to be given by either party to the other shall be in writing and shall be deemed to have been given on the date delivered personally or by courier service, or three days after sent by registered or certified mail, postage prepaid, return receipt requested, or on the date sent and confirmed received by facsimile transmission to the other party’s address set forth below:

Notice to the Custodian shall be sent to:

U.S. Bank National Association

Lunken Operations Center

CN-OH-L2GL

5065 Wooster Rd

Cincinnati, Ohio 45226

Attn: Global Trust Custody Support Services

Fax: 844.206.1025

Email: Trust.-.Trust.Custody.Conversion.Team@usbank.com

and notice to each Trust shall be sent to:

c/o Canary Capital Group LLC

1131 4th Avenue S #230

Nashville, TN 37210

15.09             Multiple Originals. This Agreement may be executed on two or more counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together constitute but one and the same instrument.

15.10             No Waiver. No failure by either party hereto to exercise, and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

15.11             References to Custodian. Each Trust shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the Prospectus or statement of additional information for a Trust and such other printed matter as merely identifies Custodian as custodian for a Trust. Each Trust shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer on one or more counterparts as of the date last written below.

CANARY CAPITAL GROUP LLC

On behalf of each Trust listed on Exhibit C

By:

Name:	Steven McClurg

Title:	CEO

Date:	Feb 24, 2025

U.S. BANK, N.A.

By:

Name:	Greg Farley

Title:	Senior Vice President

Date:	2/25/25

EXHIBIT B

SHAREHOLDER COMMUNICATIONS ACT AUTHORIZATION

CANARY CAPITAL GROUP LLC

on behalf of each Trust listed in Exhibit C

The Shareholder Communications Act of 1985 requires banks and trust companies to make an effort to permit direct communication between a company which issues securities and the shareholder who votes those securities.

Unless you specifically require us to NOT release your name and address to requesting companies, we are required by law to disclose your name and address.

Your “yes” or “no” to disclosure will apply to all U.S. securities Custodian holds for you now and in the future, unless you change your mind and notify us in writing. A “no” election may prevent Custodian from obtaining, on your behalf, the most favorable tax rate for American Depository Receipts (ADRs) held in your account.

✓	YES	U.S. Bank is authorized to provide each Trust’s name, address and security position to requesting companies whose stock is owned by each Trust.

NO	U.S. Bank is NOT authorized to provide each Trust’s name, address and security position to requesting companies whose stock is owned by each Trust.

CANARY CAPITAL GROUP LLC

On behalf of each Trust listed on Exhibit C

By:

Title:	CEO

Date:	Feb 24, 2025

EXHIBIT C

Name of Trust

Canary Litecoin ETF

Canary XRP ETF

Canary SUI ETF